FIRST DEFINED PORTFOLIO FUND, LLC

              INTERIM INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

      This Interim Investment Advisory and Management Agreement (the "Agreement") made this 12th day of October, 2010 by and between First Defined Portfolio Fund, LLC, a Delaware limited liability company (the "Company"), on behalf of each series listed on Schedule A attached hereto (each a "Fund" and collectively, the "Funds") of the Company, and First Trust Advisors L.P. (the "Adviser"), an Illinois limited partnership.

      WHEREAS, the Company and the Adviser have entered into an Investment Advisory and Management Agreement dated November 16, 1999 (the "Management Agreement") pursuant to which the Adviser performs certain investment advisory and management services with respect to each Fund;

      WHEREAS, effective this date, James A. Bowen, the President of the Adviser, has acquired all the common stock of The Charger Corporation, the general partner to the Adviser (the "Transaction");

      WHEREAS, the Transaction operates as an "assignment" of the Management Agreement that terminates the Management Agreement pursuant to Section 8 thereof;

      WHEREAS, the Company desires to continue to retain the Adviser to furnish certain investment advisory and portfolio management services for each Fund; and

      WHEREAS, the Company and the Adviser desire to enter into this Agreement pursuant to Rule 15a-4 under the 1940 Act (as defined below), under which the Adviser will furnish certain investment advisory services and portfolio management services for each Fund upon the terms and conditions hereafter set forth:

      NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the Company and the Adviser hereby agree as follows:

SECTION 1.          INVESTMENT ADVISORY SERVICES.

     Section 1.1. During the Term (as such term is defined in Section 5 hereof) of this Agreement, the Adviser shall serve as the investment adviser (within the meaning of the Investment Advisers Act of 1940, as amended) of the Funds. In such capacity, the Adviser shall render the following services and perform the following functions for and on behalf of the Funds:

             (a) Furnish continuous advice and recommendations to the Funds with respect to the acquisition, holding or disposition of any or all of the securities or other assets which the Funds may own or contemplate acquiring from time to time;


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             (b) Cause its officers to attend meetings and furnish oral or written reports, as the Company reasonably may request, in order to keep the Trustees and appropriate officers of the Company fully informed regarding the investment portfolios of the Funds, the investment recommendations of the Adviser, and the considerations which form the basis for such recommendations; and

             (c) Supervise the management of the Fund's investments, including the purchase, sale, retention or lending of securities and other investments in accordance with the direction of the appropriate officers of the Company.

     Section 1.2. The services of the Adviser to the Funds are not exclusive, and nothing contained herein shall be deemed or construed to prohibit, limit, or otherwise restrict the Adviser from rendering investment or other advisory services to any third person, whether similar to those to be provided to the Funds hereunder or otherwise.

SECTION 2.          COMPENSATION OF ADVISER.

     Section 2.1. For its services hereunder, each Fund shall pay the Adviser an annual fee (the "Fee") as set forth in Schedule B. The Fees will be computed daily. The compensation accrued hereunder will be held in an interest-bearing escrow account with the Fund's custodian or another bank (as defined in the 1940
Act) designated by the Company. If a new investment advisory and management agreement (the "New Management Agreement") with the Adviser for the Fund is approved by the vote of a "majority of the Outstanding Voting Securities" (such term herein has such meaning as defined in Section 2(a)(42) of the 1940 Act) of such Fund by the end of the 150-day term of this Agreement, the amount in the escrow account (including the interest earned) will be paid to the Adviser. If a majority of the Outstanding Voting Securities of the applicable Fund does not approve the New Management Agreement with the Adviser within the 150-day period, the Adviser will be paid, out of the escrow account, the lesser of: (i) any costs incurred by the Adviser in performing the Agreement for that Fund (plus interest earned on that amount while in escrow); or (ii) the total amount in the escrow account for that Fund (plus interest earned).

     Section 2.2. Notwithstanding the provisions of Section 2.1 hereof, the amount of the Fee to be paid with respect to the first and last months of this Agreement shall be pro rated based on the number of calendar days in such quarter.

     Section 2.3. The Adviser may voluntarily waive Fees or reimburse expenses at any time. Any amounts waived or reimbursed by the Adviser are subject to reimbursement by the Fund within the following three years, to the extent such reimbursement by the Fund would not cause the Fund to exceed any current expense limitation.

SECTION 3.          EXPENSES PAID BY THE ADVISER.

     Section 3.1. Subject to the provisions of Section 3.2 hereof, the Adviser shall pay the following expenses relating to the management and operation of the
Funds:


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             (a) All reasonable fees, charges, costs and expenses and all reasonable compensation of all officers and Trustees of the Funds relating to the performance of their duties to the Funds; provided, however, that the Adviser shall not pay any such amounts to any Outside Trustees (for purposes of this Agreement, an "Outside Trustee" is any Trustee of the Company who is not an "Interested Person," within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act")); and provided, further, that in the event that any person serving as an officer of the Company has both executive duties attendant to such office and administrative duties to the Company apart from such office, the Adviser shall not pay any amounts relating to the performance of such duties;

             (b) All costs of office equipment and personnel necessary for and allocable to the performance of the obligations of the Adviser hereunder.

     Section 3.2. Except as provided in this Section, nothing contained in this Agreement shall be deemed or construed to impose upon the Adviser any obligation to incur, pay, or reimburse the Funds for any other costs of or relating to the Funds.

SECTION 4.          EXPENSES PAID BY THE FUNDS.

     Section 4.1. Except as provided in Section 3 hereof, the Funds hereby assume and shall pay all fees, costs and expenses incurred by, or on behalf, or for the benefit of the Funds, including without limitation:

             (a) All costs of any custodian or depository;

             (b) All costs for bookkeeping, accounting, pricing and auditors' services;

             (c) All costs of leased office space of or allocable to the Funds within the offices of the Adviser or in such other place as may be mutually agreed upon between the parties from time to time;

             (d) All costs of any transfer agent and registrar of interests of the Funds ("Interests");

             (e) All costs incurred by any Outside Trustee of the Company in connection with the performance of his duties relating to the affairs of the Company in such capacity as an Outside Trustee of the Company, and costs relating to the performance by any officer of the Company, performing duties on behalf of the Funds apart from such office, all in accordance with Section 3.1 (a) hereof;


             (f) All brokers' commissions and other costs incurred in connection with the execution of the Funds' portfolio transactions;

             (g) All taxes and other costs payable by or on behalf of the Funds to federal, state or other governmental agencies;


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             (h) All costs of printing, recording and transferring certificates representing Interests;

             (i) All costs in connection with the registration of the Funds and the Interests with the Securities and Exchange Commission ("SEC"), and the continuous maintenance of the effectiveness of such registrations, and the registration and qualification of Interests of the Funds under state or other securities laws, including, without limitation, the preparation and printing of registration statements, prospectuses and statements of additional information for filing with the SEC and other authorities;

             (j) All costs of preparing, printing and mailing prospectuses, statements of additional information and reports to holders of Interests;

             (k) All costs of Interest holders' and Trustees' meetings and of preparing, printing and mailing all information and documents, including without limitation all notices, financial reports and proxy materials, to holders of Interests;

             (l) All costs of legal counsel for the Company and for Trustees of the Company in connection with the rendering of legal advice to or on behalf of the Funds, including, without limitation, legal services rendered in connection with the Funds' existence, corporate and financial structure and relations with its Interest holders, registrations and qualifications of securities under federal, state and other laws, issues of securities, expenses which the Funds have herein assumed whether customary or not, and extraordinary matters, including, without limitation, any litigation involving the Company, Trustees, or officers of the Company relating to the affairs of the Funds, employees or agents of the Funds;

             (m) All costs of licenses to utilize trademarks, trade names, service marks or other proprietary interests;

             (n) All costs associated with membership in trade associations; and

             (o) All costs of filing annual and other reports with the SEC and other regulatory authorities.

      In the event that the Adviser provides any of the foregoing services or pays any of these expenses, the Funds promptly shall reimburse the Adviser therefor.

SECTION 5.          TERM; TERMINATION.

     Section 5.1. With respect to each Fund, this Agreement shall become effective upon consummation of the Transaction (the "Effective Date") and shall remain in full force for (i) 150 days following the Effective Date or (ii) until a vote of a majority of the Outstanding Voting Securities of the respective Fund shall approve the New Management Agreement with the Adviser or (iii) unless sooner terminated for the respective Fund as provided in Section 5.2 below, whichever occurs first (collectively, the "Term").


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     Section 5.2. This Agreement may be terminated at any time, without penalty, as follows:

             (a) By a majority of the Trustees of the Company who are not parties hereto or Interested Persons of any such party, or by the affirmative vote of a majority of the Outstanding Voting Securities of the Fund, upon at least ten (10) calendar days' prior written notice to the Adviser at its principal place of business; and

             (b) By the Adviser, upon at least 60 days' prior written notice to the Company at its principal place of business.

SECTION 6.          RETENTION OF CONTROL BY FUNDS.

      The Company acknowledges that the investment advice and recommendations to be provided by the Adviser hereunder are advisory in nature only. The Company further acknowledges that, at all times during the Term hereof, the Funds (and not the Adviser) shall retain full control over the investment policies of the Funds. Nothing contained herein shall be deemed or construed to limit, prohibit or restrict the right or ability of the Trustees of the Company to delegate to the appropriate officers of the Company, or to a committee of Trustees of the Company, the power to authorize purchases, sales or other actions affecting the portfolios of the Funds between meetings of the Trustees of the Company; provided, however, that all such purchases, sales or other actions so taken during such time shall be consistent with the investment policies of the Funds and shall be reported to the Board of Trustees of the Company at its next regularly scheduled meeting.

SECTION 7.          BROKERS AND BROKERAGE COMMISSIONS.

     Section 7.1. For purposes of this Agreement, brokerage commissions paid by the Funds upon the purchase or sale of the Funds' portfolio securities shall be considered a cost of securities of the Funds and shall be paid by the Funds in accordance with Section 4.1(e) hereof.

     Section 7.2. The Adviser shall place Funds portfolio transactions with brokers and dealers who render satisfactory service in the execution of orders at the most favorable prices and at reasonable commission rates; provided, however, that the Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting such transaction, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, in terms of either that particular transaction or the overall responsibilities of the Adviser.

     Section 7.3. In placing portfolio business with broker-dealers for or on behalf of the Funds, the Adviser shall seek the best execution of each such transaction, and all such brokerage placements shall be consistent with the Rules of Conduct of Financial Industry Regulatory Authority (FINRA). Notwithstanding the foregoing, the Funds shall retain the right to direct the placement of all portfolio transactions for or on behalf of the Funds, and, in furtherance thereof, the Funds may establish policies or guidelines to be followed by the Adviser in its placement of the Funds' portfolio transactions pursuant to the foregoing provisions. The Adviser shall report to the Trustees


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of the Company at least on a quarterly basis regarding the placement of the
Funds' portfolio transactions.

     Section 7.4. The Adviser shall not deal with any affiliate in any transaction hereunder in which such affiliate acts as a principal, nor shall the Adviser, in rendering services to the Funds hereunder, execute any negotiated trade with any affiliate if execution thereof involves such affiliate's acting as a principal with respect to any part of an order for or on behalf of the Funds.

SECTION 8.          ASSIGNMENT.

      This Agreement may not be assigned by either party hereto. This Agreement shall terminate automatically in the event of any assignment (as such term is defined in Section 2(a)(4) of the 1940 Act). Any attempted assignment of this Agreement shall be of no force and effect.

SECTION 9.          AMENDMENTS.

      This Agreement may be amended in writing signed by both parties hereto; provided, however, that no such amendment shall be effective unless approved by a majority of the Trustees of the Company who are not parties hereto or Interested Persons of any such party cast at a meeting called for the purpose of voting on such amendment and by the affirmative vote of a majority of the Outstanding Voting Securities of the Funds.

SECTION 10.         LIABILITY.

      The Adviser, its partners, directors, officers, employees, and certain other persons performing specific functions for a Fund will only be liable to the Fund for losses resulting from willful misfeasance, bad faith, gross negligence, or reckless disregard of their obligations and duties under the Agreement.

SECTION 11.         SECTION 817(h) DIVERSIFICATION.

      The Adviser is responsible for compliance with the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code"), applicable to each Fund (relating to the diversification requirements applicable to investments in underlying variable annuity contracts).

SECTION 12.         GOVERNING LAW.

      This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois, without reference to the conflict of laws provisions thereof. In the event of any inconsistency between this Agreement and the 1940 Act, the 1940 Act shall govern, and the inconsistent provisions of this Agreement shall be construed so as to eliminate such inconsistency.


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SECTION 13.         NON-LIABILITY OF CERTAIN PERSONS.

      Any obligation of the Company hereunder shall be binding only upon the assets of the Company (or the applicable Fund thereof) and shall not be binding upon any Trustee, officer, employee, agent, member or interest-holder of the Company. Neither the authorization of any action by any Trustee, officer, employee, agent, member or interest-holder of the Company nor the execution of this agreement on behalf of a Fund shall impose any liability upon any Trustee, officer, employee, agent, member or interest-holder of the Company.

SECTION 14.         USE OF ADVISER'S NAME.

      The Company may use the name "First Defined Portfolio Fund, LLC" and the Portfolio names listed in Schedule A or any other name derived from the name "First Trust" or "Nike Securities" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of Adviser as investment adviser. At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, the Company will cease to use any name derived from the name "First Trust" or "Nike Securities" or otherwise connected with Adviser, or with any organization which shall have succeeded to Adviser's business as investment adviser.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          FIRST DEFINED PORTFOLIO FUND, LLC


                                          By /s/ James A. Bowen
                                             ------------------------------
                                             Name:  James A. Bowen
                                             Title:  President



                                          FIRST TRUST ADVISORS L.P.


                                          By /s/ James A. Bowen
                                             ------------------------------
                                             Name:  James A. Bowen
                                             Title:  President







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                                   SCHEDULE A

          1. Target Managed VIP Portfolio

          2. The Dow(R) DART 10 Portfolio

          3. The Dow(R) Target Dividend Portfolio

          4. Global Dividend Target 15 Portfolio

          5. S&P(R) Target 24 Portfolio

          6. NASDAQ(R) Target 15 Portfolio

          7. First Trust Target Focus Four Portfolio

          8. Value Line(R) Target 25 Portfolio


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Schedule B

                                                                 FEE RATE

     1.    Target Managed VIP Portfolio                            0.60%

     2.    The Dow(R) Target Dividend Portfolio                    0.60%

     3.    The Dow(R) Dart 10 Portfolio                            0.60%

     4.    Global Dividend Target 15 Portfolio                     0.60%

     5.    S&P(R) Target 24 Portfolio                              0.60%

     6.    First Trust Target Focus Four Portfolio                 0.60%

     7.    Value Line(R) Target 25 Portfolio                       0.60%

     8.    NASDAQ(R) Target 15 Portfolio                           0.60%